UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2020
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2020, the Board of Directors (the “Board”) of Raymond James Financial, Inc. (the “Company”) approved a resolution to amend and restate the Company’s By-laws (the “By-laws”). The By-laws were last amended on November 30, 2017. The amendment to the By-laws is intended to enhance the provisions of Article IV, Section 19, relating to mandatory indemnification of officers, by further clarifying that officers of Company subsidiaries (who are not also officers of the Company) are not included in the scope of mandatory indemnification under Section 19. The amendment therefore deletes the phrase “or any Affiliate” in the definition of the term “Officer” set forth in Section 19(j)(ii).

The foregoing description of the amendment included in the By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws adopted by the Board on December 2, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 7.01 Regulation FD Disclosure

On December 3, 2020, the Company issued a press release (the “Press Release”) announcing that the Board had declared a quarterly dividend of $0.39 per share for each outstanding share of common stock of the Company. The dividend is payable on January 19, 2021 to shareholders of record on January 5, 2021.

A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including any exhibits hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 8.01 Other Events

The Press Release also announced that the Board of Directors had authorized repurchase of the Company’s shares of common stock (“Common Stock”) in an aggregate amount of up to $750 million. The $750 million authorization replaced the previous repurchase authorization announced on August 16, 2019, under which approximately $487 million remained available as of December 3, 2020. These repurchases may be made from time to time at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. Such repurchases may be made in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan. The Board’s authorization does not have a fixed expiration date. All repurchased shares of Common Stock will be held as treasury shares. The repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of Common Stock and may be suspended or discontinued at any time.

Information regarding repurchases of Common Stock will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

A copy of the Press Release issued by the Company in connection with the above is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Raymond James Financial, Inc., as amended on December 2, 2020
99.1	Press release, dated December 3, 2020, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: December 4, 2020	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer